Exhibit 99.1

                         Usurf America Acquires 4DVision

   Owner and Operator of Extensive Broadband Backbone Network Delivers Bundled
      Digital Services to Fortune 500 Companies, MTU's, and SOHO Customers

DENVER, April 27  /PRNewswire-FirstCall/  -- Usurf America, Inc. Bulletin Board:
USUR), a leading provider of voice, video and high-speed broadband communications services, announced today that the company's Cardinal Broadband division has executed a memorandum of understanding to acquire the assets and customers of Denver-based 4DVision (www.4dv.net), a leading provider of broadband network services in a deal for cash and stock.

4DVision, a privately-held company founded in 1995, owns and operates a redundant broadband communications network that delivers DSL, T1, VoIP, Internet data, and co-location services to over 1500 customers throughout the United States.

Dan Ryan, president of Cardinal Broadband commented, "We have been tracking 4DV for some time and have been impressed with their robust and highly cost-effective broadband network and their blue-ribbon customer base. We are delighted to be bringing them into the Usurf family and look forward to expanding their network operations and rapidly building the subscriber count."

"This was a strategic move for 4DV," said Scot Susmann, CEO of 4DV. "We needed the infrastructure and access to capital markets that Usurf could provide us in order to grow the business and provide a platform to deliver a richer set of bundled digital services to our customers. Cardinal Broadband has the content, the business connections, and the management team to accelerate our business plan and expand our network."

Dan Ryan continued, "We have begun the process of expanding Cardinal Broadband's network infrastructure, geographic footprint, and subscriber base. We are growing our existing business organically, as well as in conjunction with key business partners and strategic and highly focused acquisitions such as 4DV."

The acquisition is expected to close within one month, be fully accretive in terms of revenue, and the network and operating customer base will be fully integrated into Cardinal Broadband. Scot Susmann will continue to oversee the network he has built and will enter into an employment contract with incentives towards expanding the network, subscriber base, and generating revenue and profits.

About USURF America, Inc.

Based in Broomfield, Colo., Usurf America is implementing specific strategies designed to leverage the Company's IP-based software technology enabling fully ubiquitous voice, video and data product deployments in targeted geographic regions of the United States. For more information about Usurf America, please visit the Company's website at www.usurf.com.

SAFE HARBOR STATEMENT: Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in Usurf America and its subsidiaries and divisions. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Usurf America's Securities and Exchange Commission filings. Usurf America wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Usurf America. There are many factors that will determine whether Usurf America will be successful in its endeavors, including, without limitation, access to adequate capital and consumer acceptance of its telecommunications service offerings. Usurf America undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:     Jim Mills, J.F. Mills/Worldwide for Usurf America, Inc.
             (303) 639-6186     jfmills@jfmillsworldwide.com

             Denise Hoover, of Usurf America, Inc.
             (303) 285-5379     investorrelations@usurf.com

SOURCE  Usurf America, Inc.